August 5, 2012

HP Accounting

1819 Polk St. #314

San Francisco, CA 94109

Dear Mr. Green:

This letter is to confirm our understanding of the terms and objectives of our engagement and the nature of the services accountant (Bob Bates/HP Accounting Services, Inc.) will provide.

Scope

We are being engaged to:

Prepare financials for S1 audit

Client responsibility

Client is providing:

Bank statements and other necessary supporting docs

Accountant responsibility

Liaison with auditor, counsel

Scope

See above

Payment for services

$1500 retainer for 1st 15 hrs. $100/hr billing rate

Confidentiality

The Accountant shall treat all non-public information as confidential and not disclose it to other parties until such time as it becomes public, unless required by law or statute.

Very truly yours,

Bob Bates

ACCEPTED AND AGREED:

_____________________________________	___________
By:	Date